UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: December 17, 2009

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

California	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2009, NovaBay Pharmaceuticals, Inc. (“NovaBay”) entered into an amendment of its collaboration and license agreement with Galderma S.A. (“Galderma”), dated March 20, 2009, filed as Exhibit 10.2 to NovaBay’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2009.  The effective date of the amendment is December 1, 2009.  The amendment modifies certain defined terms and fees related to the development and testing of dermatological formulations.  It also provides for an additional tolerance study and related completion and continuation payments to NovaBay by Galderma.

The foregoing is only a brief description of the material terms of the amendment, does not purport to be complete and is qualified in its entirety by reference to the amendment which is expected to be filed as an exhibit to NovaBay’s Annual Report on Form 10-K for year ending December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.
(Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated:  December 23, 2009